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                                  UNITED STATES
                         SECURITIES EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                          DATE OF REPORT May 28, 1999

                             Commission file number:
                                     0-22923

                           INTERNATIONAL ISOTOPES INC.
             (Exact name of registrant as specified in its charter)

        Texas                                            74-2763837
(State of incorporation)                    (IRS Employer Identification Number)

3100 Jim Christal Rd                                        76207
Denton, Texas                                             (Zip Code)
(Address of principal executive offices)


                                  940-484-9492
              (Registrant's telephone number, including area code)









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Item 5. Other Events - Issuance of Equity Securities.

AMENDED AND RESTATED REGISTRATION AND WARRANT AGREEMENT

On December 3, 1998, the Company entered into a Registration and Warrant Agreement (the "Original Agreement"), providing for the issuance of warrants ("Warrants") to purchase an aggregate of 1,600,000 shares of Common Stock, $.01 par value, at an exercise price of $13.75 per share. As of April 23, 1999, Warrants to purchase 960,000 shares of Common Stock were outstanding pursuant to the Original Agreement.

On April 23, 1999, the Company entered into an Amended and Restated Registration and Warrant Agreement whereby the Company reset the exercise price of the existing Warrants and issued new Warrants such that holders of the existing Warrants received 1.75 Warrants, exercisable at an exercise price of $10.00 per share, in exchange for each Warrant originally purchased as part of the Original Agreement. The Original Agreement was also amended to allow for the issuance of up to 1,680,000 Warrants. Pursuant to the Amended and Restated Registration and Warrant Agreement, Warrants to purchase 1,680,000 shares of Common Stock are outstanding.

PRIVATE PLACEMENT OF COMMON STOCK AND WARRANTS

On April 23, 1999, the Company initiated a private placement of its common stock, consisting of shares of Common Stock and three (3) year Warrants for the purchase of additional shares of Common Stock. A total of 975,345 shares of Common Stock (plus Warrants to purchase an additional 975,345 shares) were sold as of May 26, 1999. The Company has reserved the right to accept additional subscriptions pursuant to this private placement.

The securities were sold to Company management, directors, several existing shareholders and other accredited investors.

The securities were offered at $9.10 per share, which included one (1) share of Common Stock and a Warrant to purchase one (1) additional share of Common Stock at $10.00 per share, and resulted in gross proceeds of $8,875,656. No commissions were paid on securities sold by the Company.

The securities, including the underlying Warrants, were not registered with the SEC in reliance upon the exemption from registration contained in Section 4(2) of the 1933 Act and Rule 506 of Regulation D promulgated thereunder, as well as similar exemptions contained in the securities laws, rules and regulations of the applicable states.

The Warrants grant the holders the right to purchase, at any time from April 23, 1999 until 5:30 P.M., central time, on April 23, 2002, up to an aggregate of 975,345 shares of Common Stock at an exercise price of $10.00 per share.





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PRIVATE PLACEMENT OF CONVERTIBLE REDEEMABLE PREFERRED STOCK AND WARRANTS

On May 18, 1999, the Company sold 5,000 shares of its newly created Series A 5% Convertible Redeemable Preferred Stock, $.01 par value per share, liquidating value $1,000 per share, and Warrants to purchase 205,000 shares of the Company's common stock, $.01 par value per share, at an aggregate price of $5,000,000. The shares of preferred stock are non-voting and initially convertible into shares of common stock based on a conversion price of $11.86 per share of common stock. The number of shares issuable is calculated by dividing the conversion price into the aggregate price of the preferred shares paid by the converting shareholder. The conversion price is subject to adjustments quarterly beginning in October 1999 to the average of a share of the Company's common stock for the ten days preceding the date of adjustment. The conversion price can never go below $7.00 or above $11.86.

The Warrants grant the holders the right to purchase, at any time from May 18, 1999 until 5:30 P.M., central time, on May 20, 2002, up to an aggregate of 205,000 shares of common stock at an exercise price of $11.86 per share.

The preferred stock was sold to two institutionally managed investment funds in a transaction exempt from registration under Section 4(2) of the 1933 Act and Regulation D promulgated thereunder.

The Company has agreed to register for resale on Form S-3 the common stock issued in the above transactions and the common stock underlying the warrants and the preferred stock.

Outstanding common stock, after the issuance of the shares attributable to the private placement of common stock, initiated April 23, 1999, and with the conversion of the preferred stock to common stock at the conversion price of $11.86 per share, would be 8,908,555 shares.

Item 7. Financial Statements and Exhibits

      (c) Exhibits

          5.1    Amended and Restated Registration and Warrant Agreement

          5.2    Subscription Agreement

          5.3    Securities Purchase Agreement


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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    International Isotopes Inc.
                                    (Registrant)


                                    By:  /s/ Joan Gillett
                                         ---------------------------------------
                                         Joan Gillett, CPA
                                         Chief Financial Officer

                                    By:  /s/ Ira Lon Morgan, Ph.D.
                                         ---------------------------------------
                                         Ira Lon Morgan, Ph.D.
                                         Chairman of the Board
Date:  May 28, 1999






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                               INDEX TO EXHIBITS



EXHIBIT
NUMBER      DESCRIPTION
-------     -----------

   5.1      Amended and Restated Registration and Warrant Agreement

   5.2      Subscription Agreement

   5.3      Securities Purchase Agreement